Date: March 15th 2021

Termination of contract

Dear Oscar, You are hereby informed that the contract signed on September 1st 2020 is terminated. The contract will hence stop with effect April 30th 2021.

By signing this agreement you hereby acknowledge and agree that all claims and obligations towards the company lapses including but not limited to shares and salary.

The Employee understands and agrees that he executed this Agreement voluntarily,

Frederiksberg, on March 15th, 2021	Frederiksberg, on March 15th, 2021

/s/ Carsten Kjems Falk	Oscar Eg Gensman

The Chief Executive Officer	The employee

Carsten Kjems Falk	Oscar Eg Gensman